POWER OF ATTORNEY

Touchstone Funds Group TRUST (“tFGt”)

Touchstone Active Bond Fund

Touchstone Credit Opportunities Fund

Touchstone Dividend Equity Fund

Touchstone Sands Capital Select Growth Fund

Each of the undersigned Trustees of the Trust named above hereby authorizes and appoints each of E. Blake Moore, Jr., Terrie A. Wiedenheft, Meredyth A. Whitford-Schultz, and Timothy S. Stearns or any of them, his or her true and lawful attorney-in-fact and agent, with full power to each such attorney-in-fact and agent to sign for him or her and in his or her name, place and stead, in his or her capacity as a Trustee of TFGT, any and all amendments to the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, relating to the above-referenced series of TFGT, and to file the same, with all exhibits thereto, and any and all other documents and papers in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes, as he or she might or could do in person, with full power of substitution and revocation, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue of this power of attorney.

The undersigned Trustees hereby execute this Power of Attorney as of this January 29, 2021.

/s/Karen Carnahan	/s/Jill T. McGruder
Karen Carnahan	Jill T. McGruder

/s/William C. Gale	/s/Kevin A. Robie
William C. Gale	Kevin A. Robie

/s/Susan J. Hickenlooper	/s/William H. Zimmer
Susan J. Hickenlooper	William H. Zimmer III